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                                                                    EXHIBIT 99.1

                   [LETTERHEAD OF LAZARD FRERES AND CO. LLC]

                                              August 19, 1999

    We hereby consent to the inclusion of our opinion letter to the Board of Directors of Pioneer Hi-Bred International ("Pioneer") as an Appendix to the Proxy Statement/Prospectus of E. I. du Pont de Nemours and Company ("DuPont") and Pioneer, relating to the proposed merger transaction involving DuPont and Pioneer. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          LAZARD FRERES AND CO. LLC

                                          By: /s/ Ali E. Wambold
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                                          Managing Director